EXHIBIT 21

SUBSIDAIRIES OF THE INTERGROUP CORPORATION

(1) Intergroup Summit Hills, Inc. (incorporated on August 12, 1993 in TX)

(2) Intergroup Mariposa, Inc. (incorporated on June 23, 1994 in TX)

(3) Intergroup Arlington Arms, Inc. (incorporated on August 5, 1993 in TX)

(4) Intergroup Woodland Village, Inc. (incorporated on August 5, 1993 in OH)*

(5) Intergroup Cross Keys, Inc. (incorporated on April 1, 1994 in MO)

(6) Intergroup Bridgeton, Inc. (incorporated on May 12, 1994 in MO)

(7) Intergroup Whisperwood, Inc. (incorporated on June 20, 1994 in PA)

(8) Intergroup Entertainment Corp. (incorporated on December 23, 1993 in DE)

(9) Mutual Real Estate Corp. (incorporated on March 10, 1994 in TX)

(10) Broadview Enterprises, Inc. (incorporated April 14, 1995 in MO)

(11) Wayward, Inc. (incorporated April 18, 1995 in MO)

(12) Golden West Entertainment, Inc. (incorporated February 15, 1990 in CA)

(13) Golden West Television Productions, Inc. (incorporated September 17, 1991 in CA)

(14) Golden West Television Productions, Inc. (incorporated March 17, 1986 in NY)

(15) Intergroup Meadowbrook Gardens, Inc. (incorporated on June 23, 1994 in NJ)

(16) Intergroup Pine Lake, Inc. (incorporated on February 9, 1996 in KY)

(17) Bellagio Capital Fund, LLC (established on June 18, 1997 in NV)

(18) Healthy Planet Communications, Inc. (incorporated July 3, 1997 in CA)

(19) Santa Fe Financial Corporation (incorporated July 25, 1967 in NV)**

(20) Portsmouth Square, Inc. (incorporated July 6, 1967 in CA)***

(21) 2301 Bel-Air Equity, Inc. (incorporated May 25, 2000 in CA)

(22) 11371 Ovada Properties, Inc. (incorporated May 25, 2000 in CA)

(23) 11361 Ovada Properties, Inc. (incorporated June 1, 2000 in CA)

(24) 11680 Bellagio Properties, Inc. (incorporated May 25, 2000 in CA)

(25) North Sepulveda Properties, Inc. (incorporated June 21, 2000 in CA)

(26) 11650 Bellagio Properties, Inc. (incorporated August 17, 2000 in CA)

(27) 11720 Bellagio Properties, Inc. (incorporated January 17, 2001 in CA)

(28) 636 Acanto Properties, Inc. (incorporated February 15, 2001 in CA)

(29) 614 Acanto Properties, Inc. (incorporated November 7, 2001 in CA)

(30) Intergroup Uluniu, Inc. (incorporated August 12, 2004 in HI)****

(31) 850 Moraga Properties LLC (formed on October 19, 2010 in CA)

(32) 855 Moraga Properties LLC (formed on October 19, 2010 in CA)

(33) 11666 Bellagio Properties LLC (formed on July 8, 2015 in CA)

(34) 801 26th Street Properties LLC (formed on June 23, 2016 in CA)

Unless otherwise indicated, all subsidiaries are 100%-owned.

* The InterGroup Corporation owns 44.6% of Intergroup Woodland Village, Inc. and 55.4% is owned by Santa Fe Financial Corporation.

** Santa Fe Financial Corporation is an approximately 81.7%-owned subsidiary of The InterGroup Corporation.

*** Santa Fe owns approximately 68.8% of Portsmouth Square, Inc. and The InterGroup Corporation owns approximately 13.3% of Portsmouth Square.

**** The InterGroup Corporation owns 50% of Intergroup Uluniu, Inc. and Portsmouth Square, Inc. owns 50%.